Exhibit 10.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THE FOLLOWING MARKING: [Redacted.]

Execution Version

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of August 19, 2025 (the “Effective Date”) by and between NovaBay Pharmaceuticals, Inc. (“Company”) and Justin M. Hall (“Executive”).

RECITAL

The Company and Executive are parties to an Employment Agreement dated January 31, 2020, as amended (the “Original Agreement”), and the Company and Executive desire to enter into this Agreement to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing recital, the mutual covenants herein contained and for other good and valuable consideration, the parties hereto hereby agree as follows:

I.	EMPLOYMENT.

A. Position and Responsibilities. The Company continues to employ the Executive as its Vice President of Business Development and General Counsel. Executive shall do and perform all such services and acts as necessary or advisable to fulfill the duties and obligations of said position and/or such other and/or additional responsibilities as reasonably delegated to Executive by Executive’s superior and/or the Company’s Board of Directors (the “Board”) typically performed by a Vice President of Business Development and General Counsel.

B. Term. Executive’s employment with the Company shall be governed by the terms of this Agreement, commencing on the Effective Date and continuing until October 31, 2025 (the “Term”), unless this Agreement is terminated at some earlier time in accordance with the terms of this Agreement.

C. Devotion. Except as heretofore or hereafter excepted by the Company in writing, during the term of this Agreement, Executive (i) shall devote full time and attention to the foregoing responsibilities, (ii) shall not engage in any other business or other activity which may materially interfere with Executive’s performance of said responsibilities, and (iii) except as to any investment made in a publicly traded entity not amounting to more than 1% of its outstanding equity, shall not, directly or indirectly, as an employee, consultant, partner, principal, director or in any other capacity, engage or participate in any business that is in competition with the Company.

D. Services’ Uniqueness. It is agreed that Executive’s services to be performed under this Agreement are special, unique and extraordinary and give rise to peculiar value, the loss of which may not be reasonably or adequately compensated by a damages award, in any legal action. Accordingly, in addition to any other rights or remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of the terms of this Agreement by Executive.

II.	PROPRIETARY RIGHTS, CONFIDENTIAL INFORMATION, NONSOLICITATION, ETC.

Executive has executed an agreement relating to the treatment of (and Executive’s obligations as to) proprietary rights, confidential information, and certain non-solicitation and other matters. It is further understood and agreed that said agreement is deemed to continue in full force and effect, binding and not affected, in any manner, by the terms in this Agreement or the superseding of the Original Agreement.

III.	COMPENSATION AND BENEFITS.

Executive’s compensation and benefits rights are as follows:

A. Salary. Executive shall be entitled to an annual salary of $175,000 (the “Base Salary”), subject to such deductions, withholding and other charges as required by law, payable in accordance with the Company’s standard payroll schedule.

B. Other Benefits. Executive shall be entitled to five (5) weeks of paid vacation for each calendar year to be taken pursuant to the Company’s vacation benefits policy. Executive is also entitled to other benefits as (i) are generally available to the Company’s other similar, high level executives, consisting of such medical, retirement and similar benefits as are so available and (ii) are deemed special to Executive and approved by the Board.

IV.	TERMINATION.

It is understood and agreed by the Company and Executive that this Agreement contains a promise of Executive’s employment with the Company through the end of the Term. In the event the Company terminates Executive’s employment prior to the end of the Term, the Company will pay Executive an amount equal to the Base Salary from the termination date through the end of the Term (the “Severance Amount”). The Severance Amount will be paid in a lump-sum within thirty (30) days following Executive’s date of termination.

V.	ARBITRATION.

A. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or any of the rights, benefits or obligations resulting from its terms, shall be settled by arbitration in San Francisco, California. Except for the right of the Company and Executive to seek injunctive relief in court, any controversy, claim or dispute of any type arising out of or relating to Executive’s employment or the provisions of this Agreement shall be resolved in accordance with this Section V of the Agreement, regarding resolution of disputes, which will be the sole and exclusive procedure for the resolution of any such disputes. This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference. Matters subject to these provisions include, without limitation, claims or disputes based on statute, contract, common law and tort and will include, for example, matters pertaining to termination, discrimination, harassment, compensation and benefits. Matters to be resolved under these procedures also include claims and disputes arising out of statutes such as the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the California Labor code, the California Fair Employment and Housing Act, and all individual Private Attorney General Act of 2004 claims. Nothing in this provision is intended to restrict Executive from submitting any matter to an administrative agency with jurisdiction over such matter. Pursuant to law, claims that allege conduct constituting sexual harassment or sexual assault may be subject to arbitration only at the election of the person alleging such conduct.

THE COMPANY AND EXECUTIVE VOLUNTARILY AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN HIS/HER OR ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, CONSOLIDATED OR OTHER REPRESENTATIVE PROCEEDING THAT MAY BE WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW. SIMILARLY, COMPANY AND EXECUTIVE FURTHER AGREE THAT NEITHER PARTY MAY OPT IN TO OR OTHERWISE PARTICIPATE IN A CLASS, COLLECTIVE, OR OTHER REPRESENTATIVE ACTION INVOLVING CLAIMS THAT ARE SUBJECT TO BINDING INDIVIDUAL ARBITRATION UNDER THIS AGREEMENT, INCLUDING AS A WITNESS, CLASS OR COLLECTIVE MEMBER. If there is a collective or class action, Employee is waiving Executive’s right to participate in any capacity including that Executive shall not receive any opt-in notice.

The Executive and the Company agree that any disputes related to or arising out of the Executive’s employment with the Company will be determined by arbitration in accordance with the then-current JAMS employment arbitration rules and procedures, except as modified herein. The arbitration will be conducted by a sole neutral arbitrator. If the Company and Executive cannot agree on an arbitrator, then the arbitrator will be selected by JAMS in accordance with Rule 12 of the JAMS employment arbitration rules and procedures. Reasonable discovery will be permitted by both parties and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which any dispute is subject to arbitration in this Section V and may award any relief permitted by law. The arbitrator must render the award in writing, including an explanation of the reasons for the award. Judgment upon the award may be entered by any court having jurisdiction of the matter, and the decision of the arbitrator will be final and binding. The parties hereto hereby waive to the fullest extent permitted by law any rights to appeal or to review of such award by any court. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of arbitration under Section V of this Agreement. At the request of any party, the arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. The arbitrator’s fees and cost of the Arbitration will be paid in full by the Company.

B. Acknowledgement. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION V, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO ARBITRATION, AND THAT THE PROVISIONS SET FORTH IN THIS SECTION V CONSTITUTE A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL.

C. No Duty to Mitigate. Executive is under no contractual or legal obligation to mitigate Executive’s damages in order to receive the severance benefits provided in this Agreement.

VI.	LEGAL ADVICE.

Executive acknowledges that an opportunity has been afforded to Executive to consult with legal counsel with respect to this Agreement and that no individual representing the Company has given legal advice with respect to this Agreement.

VII.	MISCELLANEOUS AND CONSTRUCTION.

Except as otherwise specifically provided herein, this Agreement:

A. and any benefits or obligations herein may not be assigned or delegated by Executive (but may be so assigned or delegated by the Company;

B. contains the entire understandings of the parties as to its subject matter, and replaces and supersedes any existing employment agreement, including but not limited to the Original Agreement, and any and all contrary prior understandings or agreements;

C. may be amended or modified only by a written amendment or modification signed by the Company and Executive;

D. is made in, and shall be construed under the laws of, the State of California;

E. inures to the benefit of, and is binding upon, the permitted successors, assigns, distributees, personal representatives, heirs and other successors-in-interest to and of the parties hereto;

F. shall not be interpreted by reference to any of the captions or headings of the paragraphs herein, which captions or headings have been inserted for convenience purposes only;

G. shall be fully effectuated in accordance with its tenor, effect and purposes by each of the parties hereto by executing such further documents or taking such other actions as may be reasonably requested by the other party hereto; and

H. shall be interpreted, as to its remaining provisions, to be fully lawful and operative, to the extent reasonably required to fulfill its principal tenor, effect and purposes, in the event that any provision either is found by any court of competent jurisdiction to be unlawful or inoperative or violates any statutory or legal requirement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

I. may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

COMPANY:

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Tommy Law
Name:	Tommy Law
Title:	Interim Chief Financial Officer

EXECUTIVE:

By:	/s/ Justin M. Hall, Esq.
Name:	Justin M. Hall, Esq.

Address:	[Redacted.]

Telephone No.	[Redacted.]

E-mail:	[Redacted.]

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